WARRANT INDENTURE

Providing for the Issue of Common Share Purchase Warrants

BETWEEN

INTELGENX TECHNOLOGIES CORP.

AND

TSX TRUST COMPANY

Dated as of February 11, 2020

THIS WARRANT INDENTURE is made as of February 11, 2020

BETWEEN:  INTELGENX TECHNOLOGIES CORP., a corporation incorporated under the laws of Delaware;

(hereinafter referred to as the "Corporation");

AND:  TSX TRUST COMPANY, a trust company incorporated under the federal laws of Canada;

(hereinafter referred to as the "Warrant Agent").

WHEREAS:

A. The Corporation intends to complete a prospectus offering (the "Offering") of units (the "Units") on a "best efforts" basis and has retained Echelon Wealth Partners Inc. as agent for the purposes of the Offering;

B. The Corporation has filed a registration statement under the U.S. Securities Act (as defined below) with the United States Securities and Exchange Commission on Form S-1 (Registration Statement No. 333-235607) (the "Registration Statement") to register the Units and the securities underlying such Units.

C. +Each Unit will consist of one share (a “Share”) of the Corporation’s common stock (the “Common Stock”) and one warrant to purchase one Share of Common Stock (a “Warrant”);

D. Each Warrant will, subject to adjustment, entitle the holder thereof to acquire one (1) share of Common Stock upon payment of the Exercise Price (as such term is hereinafter defined) and subject to the terms and conditions set forth herein;

E. In order to satisfy the exercise of the rights attached to each Warrant, the Corporation has agreed to reserve for issuance one (1) share of Common Stock for each Warrant outstanding;

F. All acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture; and

G. The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Warrant Agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as set forth below:

1. INTERPRETATION

1.1 Definitions

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto, unless there is something in the subject matter or context inconsistent therewith:

1.1.1 "Adjustment Period" means the period from and including the Effective Date up to and including the Expiry Time;

1.1.2 "Applicable Legislation" means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

1.1.3 "Authenticated" means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Warrant Agent, (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.7 are entered in the register of holders of Warrants, "Authenticate", "Authenticating" and "Authentication" have the appropriate correlative meanings;

1.1.4 "Beneficial Owner" means a person that has a beneficial interest in a Warrant that is represented by a Global Certificate;

1.1.5 "Book-Based Participants" means institutions that participate directly or indirectly in the Book-Based System;

1.1.6 "Book-Based System" means the book-based securities registration and transfer system administered by the Depository in accordance with its operating rules and procedures in force from time to time;

1.1.7 "Book Based Warrants" means Warrants that are to be held by or on behalf of the Depository;

1.1.8 "Business Day" means any day other than a Saturday, a Sunday, a statutory holiday in the Province of Québec, the Province of Ontario or the State of New York, or any other day on which banks are not open for business in Montréal, Québec, Toronto, Ontario or New-York, New-York;

1.1.9 "Certificated Warrant" means a Warrant evidenced by a writing or writings substantially in the form of Schedule A attached hereto;

1.1.10 "CDS" means CDS Clearing and Depository Services Inc. and its successors in interest;

1.1.11 "Closing Date" means the initial closing date of the Offering;

1.1.12 "Corporation" means IntelGenx Technologies Corp., a corporation incorporated under the laws of Delaware and its lawful successors from time to time;

1.1.13 "Corporation's Auditor" means Richter LLP or any other firm of chartered public accountants duly appointed as auditor of the Corporation;

1.1.14 "counsel" means a barrister or solicitor or a firm of barristers and solicitors retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent;

1.1.15 "Current Market Price" of the Shares at any date means the closing price of the Shares on the TSXV on the trading day immediately preceding such date on the TSXV or, if on such date the Shares are not listed on the TSXV, on such stock exchange upon which the Shares are listed and as selected by the directors, or, if such Shares are not listed on any stock exchange, then on such over-the-counter market as may be selected for such purpose by the directors;

1.1.16 "Depository" means CDS or a successor depository or any other depository offering a similar Book-Based System for recording beneficial interest in the Warrants which the Corporation, acting reasonably, may designate;

1.1.17 "director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

1.1.18 "Effective Date" means the date of this Indenture;

1.1.19 "Exercise Date" means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is surrendered for exercise together with full payment of the Exercise Price in accordance with Section 3.1;

1.1.20 "Exercise Price" at any time means, the price at which a Share of Common Stock may be purchased by the exercise of one Warrant and which is $0.75, subject to adjustment in accordance with the provisions of Article 4, in which case it shall mean the adjusted price in effect at such time;

1.1.21 "Expiry Date" means February 11, 2023;

1.1.22 "Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;

1.1.23 "Extraordinary Resolution" has the meaning set forth in Section 7.11;

1.1.24 "Global Certificate" means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or the Corporation, by a Warrant Certificate;

1.1.25 "Internal Procedures" means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Warrantholders at any time (including without limitation, original issuance or registration of transfer of ownership), the minimum number of the Warrant Agent's internal procedures customary at such time for the entry, change or deletion effected under the operating procedures of the Warrant Agent;

1.1.26 "Issue Date" means the date(s) upon which the Warrants are issued;

1.1.27 "Offering" means the offering of Units by way of short form prospectus of the Corporation dated January 27, 2020 to persons resident in the Qualifying Jurisdictions;

1.1.28 "Person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

1.1.29 "Qualifying Jurisdictions" means collectively, each of the provinces of Alberta, British Columbia, Ontario and Manitoba and such other jurisdictions as Echelon Wealth Partners Inc., acting as lead agent and bookrunner for the Offering, and the Corporation may designate prior to the Closing Date;

1.1.30 "Registered Warrantholders" means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Warrants appearing on the register of the Warrant Agent;

1.1.31 "Shareholder" means a holder of record of one or more Shares;

1.1.32 "Subsidiary of the Corporation" or "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a subsidiary;

1.1.33 "Successor corporation" has the meaning set forth in Section 8.2;

1.1.34 "This Warrant Indenture", "This Indenture", "herein", "hereby", "hereof" and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions "Article", "Section", "subsection" and "paragraph" followed by a number, letter or both mean and refer to the specified Article, Section, subsection or paragraph of this Indenture;

1.1.35 "Trading Day" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the- counter market means a day on which the TSXV is open for the transaction of business;

1.1.36 "Transaction Instruction" means a written order signed by the holder or the Depository entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Warrant Agent, requesting one or more such actions to be taken in respect of an Uncertificated Warrant;

1.1.37 "TSXV" means the TSX Venture Exchange Inc.;

1.1.38 "Uncertificated Warrant" means any Warrant which is not a Warrant Certificate, including uncertificated warrants issued through the Book-Based System;

1.1.39 "Unit" means each unit consisting of one Share and one Warrant;

1.1.40 "United States" means the United States of America, its territories and possessions, any State of the United Shares and the District of Columbia;

1.1.41 "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

1.1.42 "Voting Shares" means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

1.1.43 "Warrant Agency" means one of the principal offices of the Warrant Agent in the city of Toronto or such other place(s) as may be designated in accordance with subsection 3.1.4;

1.1.44 "Warrant Agent" means TSX Trust Company in its capacity as Warrant agent, or its successors from time to time.;

1.1.45 "Warrant Certificate" means a certificate, substantially in the form set forth in Schedule "A" hereto, issued on or after the Issue Date to evidence the Warrants;

1.1.46 "Warrant Exercise Form" means an exercise form, substantially in the form set forth in Schedule "A" hereto, delivered by a Warrantholder to the Warrant Agency at any time after the Issue Date and prior to the Expiry Time;

1.1.47 "Warrantholders", or "holders" without reference to Shares, means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Warrants appearing on the register of the Warrant Agent;

1.1.48 "Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders entitled to acquire in the aggregate not less than ten percent (10%) of the aggregate number of Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

1.1.49 "Warrants" means the Warrants created by and authorized by and issuable under this Indenture, to be issued and countersigned hereunder in certificated form and/or held through the book based registration on a no certificate issued basis, whether by way of Warrant Certificate or Uncertificated Warrant: and

1.1.50 "Written order of the Corporation", "written request of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request and certificate signed in the name of the Corporation by any of its Chief Executive Officer, the President and Chief Financial Officer or the Corporate Secretary and may consist of one or more instruments so executed.

1.2 Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3 Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles, Sections and subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4 Day not a Business Day

In the event that any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.5 Time of the Essence

Time shall be of the essence of this Indenture.

1.6 Currency

Except as otherwise expressly provided, all dollar amounts herein are expressed in Canadian dollars.

1.7 Assignment

This Indenture may not be assigned by either party hereto without the consent in writing of the other party. This Indenture shall enure to and bind the parties and their lawful successors and permitted assigns.

1.8 Applicable Law and Jurisdiction

This Indenture and the Warrant Certificates and all documents relating thereto shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

Each party to this Indenture, by its execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the Courts of the Province of Ontario for the purpose of any action, claim, cause of action or suit (in contract, delict or otherwise), inquiry, proceeding or investigation arising out of or based upon this Indenture, Warrant Certificates or all documents relating thereto.

2. ISSUE OF WARRANTS

2.1 Creation and Issue of Warrants

Up to 16,317,000 Warrants are hereby created and authorized to be issued, all in accordance with the terms and conditions hereof.

2.2 Terms of the Warrants

2.2.1 Each Warrant shall entitle the holder thereof, upon exercise, together with the payment of the Exercise Price, to acquire one (1) Share of Common Stock, subject to adjustment in accordance with Article 4, at any time after the Issue Date until the Expiry Time.

2.2.2 By written order of the Corporation, the Warrant Agent shall deliver the Warrants to Registered Warrantholders as Certificated Warrants or Uncertificated Warrants and record the name of the Registered Warrantholders on the Warrant register. Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2.3 No fractional Warrants shall be issued or otherwise provided for hereunder, which any fractional entitlements shall be rounded down to the nearest whole number and a purchaser or holder of any Warrant shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto.

2.2.4 Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

2.2.5 The number of Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor shall be adjusted in the events and in the manner specified in Article 4.

2.2.6 Upon the exercise of the Warrants, the Corporation shall issue Shares required to fulfill its obligation to sell Shares upon the exercise of the Warrants.

2.3 Warrantholder not a Shareholder

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.4 Warrants to Rank Pari Passu

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.5 Form of Warrant and Certificated Warrants

2.5.1 The Warrants may be issued in either certificated or uncertificated form. All Warrants issued in certificated form shall be evidenced by one or more Warrant Certificate(s) (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule A hereto, which shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.8. For greater certainty, any Registered Warrantholder holding Warrants represented by an Uncertificated Warrant may, at any time prior to the Expiry Time, request that such Warrants be evidenced by a Warrant Certificate.

2.5.2 Each Warrantholder, by purchasing Warrants, acknowledges and agrees that the terms and conditions set forth in the form of Warrant Certificate set out in Schedule A hereto shall apply to all Warrants and Warrantholders, regardless of whether such Warrants are issued in certificated or  uncertificated form, or whether such Warrantholders are Registered Warrantholders or owners of Warrants who beneficially hold securities entitlements in respect of the Warrants through a Book-Based Participant.

2.6 Beneficial Holders of Warrants

2.6.1 The Warrants may be represented in the form of one or more Global Certificate registered in the name of the Depository or its nominee and held by, or on behalf of, the Depository, as Depository of the Global Certificates for the participants of CDS, and any such Global Certificate will bear, or be deemed to bear the legend included on the form of Global Certificate appended as Schedule A hereto.

2.6.2 Registration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the Book-Based System and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.6, owners of beneficial interests in any Global Certificates shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in Section 2.8 herein.

2.6.3 Notwithstanding any other provision in this Indenture, no Global Certificate may be exchanged in whole or in part for Warrants registered, and no transfer of Global Certificates in whole or in part may be registered, in the name of any person other than the Depository for such Global Certificates or a nominee thereof unless:

(i) the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book-Based Warrants and the Corporation is unable to locate a qualified successor;

(ii) the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Global Certificates and the Corporation is unable to locate a qualified successor;

(iii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(iv) the Corporation determines that the Warrants shall no longer be held as Book-Based Warrants through the Depository;

(v) such right is required by Applicable Legislation, as determined by the Corporation and the Corporation's counsel; or

(vi) such registration is effected in accordance with the Internal Procedures as well as with the internal procedures of the Depository;

following which Warrants for those holders requesting such exchange shall be issued to the beneficial owners of such Warrants or their nominees as directed by the holder. The Corporation shall provide an officer's certificate giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.6.3(i)-(v).

2.6.4 Subject to the provisions of this Section 2.6, any exchange of Global Certificates for Warrants which are not Global Certificates may be made in whole or in part in accordance with the provisions of Section 2.10, mutatis mutandis. All such Warrants issued in exchange for a Global Certificate or any portion thereof shall be registered in such names as the Depository for such Global Certificates shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Certificates) as the Global Certificates or portion thereof surrendered upon such exchange.

2.6.5 Every Warrant Authenticated upon registration of transfer of Global Certificates, or in exchange for or in lieu of Global Certificates or any portion thereof, whether pursuant to this Section 2.6, or otherwise, shall be Authenticated in the form of, and shall be, a Global Certificate, unless such Warrant is registered in the name of a person other than the Depository for such Global Certificate or a nominee thereof.

2.6.6 Notwithstanding anything to the contrary in this Indenture, subject to Applicable Legislation, any Global Certificate will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Corporation.

2.6.7 The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the Book-Based System shall be limited to those established by applicable law and agreements between the Depository and the Book-Based Participants and between such Book-Based Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the Book-Based System, and such rights must be exercised through a Book-Based Participant in accordance with the rules and procedures of the Depository.

2.6.8 Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i) any aspects of the records relating to any beneficial ownership interests in the Warrants or the Book-Based System, or payments made by the Depository or its nominee on account of any beneficial ownership interest of any person in any Warrant represented by an electronic position in the Book-Based System;

(ii) maintaining, supervising or reviewing any records of the Depository or its nominee or any Book-Based Participant relating to any such interest; or

(iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book-Based Participant.

2.6.9 The Corporation may terminate the application of this Section 2.6 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of person(s) other than the Depository.

2.7 Warrant Certificate

2.7.1 For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule A hereto or such other form as is authorized from time to time by the Warrant Agent. Each Warrant Certificate shall be Authenticated manually on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any duly authorized signatory of the Corporation; whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate shall be valid notwithstanding that any person whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

2.7.2 Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

2.7.3 The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, partial exercise, registration of transfer, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrants have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error.

2.7.4 No Certificated Warrant shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially as contemplated in the form of the Warrant set out in Schedule A hereto. Such Authentication on any such Certificated Warrant shall be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. The Authentication by the Warrant Agent on any such Certificated Warrant hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant or its issuance (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or the proceeds thereof.

2.7.5 No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. Authenticating by way of entry on the register shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Uncertificated Warrants or any of them or the proceeds thereof.

2.8 Register of Warrants

2.8.1 The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by Applicable Legislation or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants. The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

(i) the name and address of the holder of the Warrants, the date of Authentication thereof and the number of Warrants;

(ii) whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(iii) whether such Warrant has been cancelled; and

(iv) a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

2.8.2 The register shall be available for inspection by the Corporation or any Warrantholder during the Warrant Agent's regular business hours on a Business Day. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent, each acting reasonably, stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

2.8.3 Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the Registered Warrantholder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Warrant Agent) plus interest, at an appropriate then prevailing rate of interest, sustained by the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Warrant Agent.

2.9 Issue in Substitution for Warrant Certificates Lost, etc.

2.9.1 If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor and bearing the same legend, as applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

2.9.2 The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.9 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant may also be required to furnish an indemnity, surety bond or security in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.9.3 Warrant Certificates may be replaced only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent.

2.10 Exchange of Warrant Certificates

2.10.1 Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants as represented by the Warrant Certificate or Warrant Certificates so exchanged. Warrant Certificates exchanged for Warrant Certificates that bear the legend set forth in Section 2.14 shall bear the same legend.

2.10.2 Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be cancelled and surrendered by the Warrant Agency to the Warrant Agent.

2.11 Transfer and Ownership of Warrants

2.11.1 The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the Registered Warrantholder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule A, (b) in the case of Book-Based Warrants, in accordance with procedures prescribed by the Depository under the Book-Based System, (c) in the case of Uncertificated Warrants, surrendering to the Warrant Agent at the Warrant Agency, a duly executed Transaction Instruction from the Registered Warrantholder (or such other instructions, in form satisfactory to the Warrant Agent), and (d) upon compliance with:

(i) the conditions herein;

(ii) such reasonable requirements as the Warrant Agent may prescribe; and

(iii) all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Certificated Warrant, a Warrant Certificate, and to the transferee of an Uncertificated Warrant, an Uncertificated Warrant (or it shall Authenticate and deliver a Certificated Warrant instead, upon request), representing the Warrants transferred and the transferee of a Book-Based Warrant shall be recorded through the relevant Book-Based Participant in accordance with the Book-Based System as the entitlement holder in respect of such Warrants. Transfers within the Book-Based System are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

2.11.2 Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

2.12 Charges for Exchange or Transfer

The transfer or the exchange of any Warrant Certificate or the issue of a new Warrant Certificate pursuant hereto shall be subject to the payment of a reasonable fee levied by the Warrant Agent in addition to the reimbursement of the Warrant Agent or the Corporation for any and all transfer, stamp or similar taxes or other governmental charges required to be paid, and such payment shall be made by the holder requesting a transfer or exchange as a condition precedent to such transfer or exchange.

2.13 Cancellation of Surrendered Warrants

2.13.1 All Warrants surrendered pursuant to Article 3 shall be cancelled by the Warrant Agent and all such Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent.

2.13.2 Upon written request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the number of Warrants so cancelled, identifying the Warrant Certificates, if any, evidencing such Warrants, the number of Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for any such Warrant Certificates cancelled.

2.14 Legended Warrant Certificates

2.14.1 Any Global Certificate shall bear a legend in substantially the following form, subject to modification as required by the Depository:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO INTELGENX TECHNOLOGIES CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE."

2.14.2 If the Shares issuable upon the exercise of the Warrants are not registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, the certificate representing the Shares issued upon the exercise of the Warrants shall bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS”.

3. EXERCISE OF WARRANTS

3.1 Limitation on and Method of Exercise of Warrants

3.1.1 The holder of any Warrant may exercise the right conferred on such holder to acquire Shares by surrendering, after the Issue Date and prior to the Expiry Time, to the Warrant Agency, (i) the Warrant Certificate representing such Warrant, with a duly completed and executed Warrant Exercise Form, (ii) together with a certified cheque, money order or bank draft, in lawful money of Canada payable to or to the order of the Corporation at par in the city where the Warrant Agency is located in an amount equal to the Exercise Price multiplied by the number of Shares subscribed for. In accordance with subsection 2.6, if Warrants are exercised through the Depository, the payment of such exercise will be done electronically by the Depository to the Warrant Agent. The Warrant Agent will, within three (3) days, send such payment to the Corporation.

3.1.2 A Warrant Certificate with the duly completed and executed Warrant Exercise Form referred to in this Section 3.1 shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Warrant Agency, provided that such Warrant Certificate is accompanied by the requisite certified cheque, bank draft or money order in the amount of the aggregate Exercise Price for the Warrants represented thereby that are being exercised.

3.1.3 Any Warrant Exercise Form referred to in Section 3.1 shall be signed by the Warrantholder and shall specify:

(i) the number of Shares which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

(ii) the person or persons in whose name or names such Shares are to be issued;

(iii) the address or addresses of such person or persons;

(iv) if an individual, the social insurance number of such person or persons; and

(v) the number of Shares to be issued to each such person if more than one is so specified.

If any of the Shares subscribed for are to be issued and registered in the name or names of a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

3.1.4 In connection with the exchange of Warrant Certificates and exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal offices of the Warrant Agent in Toronto, Ontario as the Warrant Agencies at which Warrant Certificates may be surrendered for exchange, transfer or repurchase or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as a Warrant Agency upon notice to and consent of the Warrant Agent of any change of any Warrant Agency. The Corporation shall give notice to Warrantholders of any change of a Warrant Agency.

3.1.5 Subject to and upon compliance with the terms of this Section 3, a beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the Book-Based System may exercise the right of purchase by causing a Book-Based Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner's intention to exercise the Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Exercise Price, the Depository shall deliver to the Warrant Agent a Transaction Instruction confirming its intention to exercise Warrants in a manner acceptable to the Warrant Agent, including by electronic means through the Book-Based System.

3.1.6 Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book-Based Participant in a manner acceptable to it. A notice in form acceptable to the Book-Based Participant and payment from such beneficial holder should be provided to the Book-Based Participant sufficiently in advance so as to permit the Book-Based Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to the Expiry Time. The Depository will initiate the exercise by way of the Transaction Instruction and will forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will provide delivery instructions to the Corporation following which the Corporation will execute the exercise by facilitating, directly or through its transfer agent, the settlement through the Book-Based System of electronic deposits representing the Shares to which such Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book-Based Participant exercising the Warrants on its behalf.

3.1.7 By causing a Book-Based Participant to deliver notice to the Depository, a Warrantholder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book-Based Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Shares in connection with the obligations arising from such exercise.

3.1.8 Any notice which the Depository determines to be incomplete, not in proper form, or not duly-executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book-Based Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder's instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the Book-Based Participant or the Warrantholder.

3.1.9 Any exercise form or other Transaction Instruction referred to in this Section 3 shall be signed by the registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form need not be executed by the Depository.

3.1.10 Any exercise referred to in this Section 3.1 shall require that the entire Exercise Price for Shares subscribed must be paid at the time of subscription and such Exercise Price and original exercise form or other Transaction Instruction executed by the registered Warrantholder or the Depository must be received by the Warrant Agent prior to the Warrant Expiry Time.

3.1.11 Notwithstanding any provision to the contrary contained in this Indenture, no Warrantholder may exercise any Warrant at any time when the Registration Statement registering the Shares under the U.S. Securities Act is not effective, unless an exemption from the registration requirements is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation. The Corporation shall give notice to the Warrant Agent in accordance with Section 5.2.11 if at any time the Registration Statement is not effective.

3.2 Effect of Exercise of Warrants

3.2.1 Upon the exercise of Warrants pursuant to Section 3.1 and subject to Section 3.3, the Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Shares are to be issued and registered shall be deemed to have become the holder or holders of record of such Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Shares, on the date on which such transfer registers are reopened. It is hereby understood that in order for persons to whom Shares are issued to become holders of Shares on record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one Business Day prior to such Exercise Date.

3.2.2 Within five (5) Business Days after the Exercise Date with respect to a Warrant, the Corporation shall (i) cause to be mailed to the person or persons in whose name or names such Warrant is registered or, (ii) if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Shares subscribed for or any other appropriate evidence of the issuance of Shares to such person or persons in respect of Shares issued under the Book-Based System.

3.3 Partial Exercise of Warrants; Fractions

3.3.1 A Warrantholder may exercise his right to acquire a number of Shares less than the aggregate number which the holder is entitled to acquire pursuant to the Warrants he holds. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) bearing the same legend, if applicable, or if he holds Uncertificated Warrants, the Book-Based System will be updated, in respect of the balance of the Warrants which were not then exercised.

3.3.2 Notwithstanding anything herein contained including any adjustment provided for in Article 4, neither the Corporation nor the Warrant Agent shall be required, upon the exercise of any Warrants, to issue fractions of Shares or to distribute certificates which evidence fractional Shares. Any fractional entitlements will be rounded down to the nearest whole number.

3.4 Expiration of Warrants

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect.

3.5 Accounting and Recording

3.5.1 The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised and forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription for Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent, the Warrantholders and the Corporation as their interests may appear.

3.5.2 The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five (5) Business Days of any request by the Corporation therefor.

4. ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE

4.1 Adjustment of Number of Shares and Exercise Price

The acquisition rights as they relate to Shares, in effect at any date attaching to the Warrants, and the Exercise Price in respect thereof, shall be subject to adjustment from time to time as follows:

4.1.1 if and whenever at any time during the Adjustment Period, the Corporation shall: (i) subdivide, redivide or change its outstanding Shares into a greater number of shares; (ii) reduce, combine or consolidate its outstanding Shares into a smaller number of shares; or (iii) issue Shares or securities exchangeable for or convertible into Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend (other than the issue of Shares to such holders as a dividend paid in the ordinary course), the Exercise Price in effect on the effective date of such subdivision, redivision, change, reduction, combination, consolidation or on the record date of such stock dividend, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision or stock dividend, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection 4.1.1 shall occur. Upon any adjustment of the Exercise Price pursuant to subsection 4.1.1, the number of Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.2 if and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Shares (or securities convertible or exchangeable into Shares) at a price per share (or having a conversion or exchange price per share) less than ninety-five percent (95%) of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not exercised prior to the expiration thereof the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Shares (or securities convertible or exchangeable into Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1.2, the number of Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.3 if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class, whether of the Corporation or any other corporation (other than Shares and other than shares distributed to holders of Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the Shares), (ii) rights, options or warrants to subscribe for or purchase Shares (or other securities convertible into or exchangeable for Shares) for a period expiring not more than forty-five (45) days after such record date at a price per share (or having a conversion or exercise price per share) not less than ninety-five percent (95%) of the Current Market Price on such record date), (iii) evidences of its indebtedness or (iv) any property or other assets (excluding dividends paid in the ordinary course) then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price less the aggregate fair market value (as determined by the directors, acting reasonably, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price on such record date; and Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1.3, the number of Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.4 if and whenever at any time during the Adjustment Period, there is a reclassification of the Shares or a capital reorganization of the Corporation other than as described in subsection 4.1.1 or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity in which the holders of Shares are entitled to receive shares, other securities or property, including cash, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept for the same aggregate consideration, in lieu of the number of Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent, relying on an opinion of counsel, to give effect to or to evidence the provisions of this subsection 4.1.4, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this subsection 4.1.4 shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation; any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

4.1.5 in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this Section 4.1.5, have become the holder of record of such additional Shares pursuant to Section 4.1.4;

4.1.6 in any case in which Sections 4.1.2 or 4.1.3 require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the holders of the outstanding Warrants receive the rights, options or warrants referred to in Section 4.1.2 or the shares, rights, options, warrants, evidences of indebtedness, property or assets referred to in Section 4.1.3, as the case may be, in such kind and number as they would have received if they had been holders of Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be. Any such issuance of share, rights, options, or warrants will be subject to regulatory approval;

4.1.7 the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price, be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection 4.1.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

4.1.8 after any adjustment pursuant to this Section 4.1, the term "Shares" where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2 Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.3 No Adjustment for Certain Transactions

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Shares is being made pursuant to or in connection with:

4.3.1 any stock option or stock purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or

4.3.2 the satisfaction of existing instruments issued at or prior to the date hereof.

4.4 Determination by Corporation's Auditor

In the event of any question arising with respect to the adjustments provided for in this Article 4, such question shall be conclusively determined by the Corporation's Auditor or if it is unable or unwilling to act, such independent nationally recognized chartered accountants as may be selected by the directors of the Corporation acting reasonably who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all Warrantholders and all other persons interested therein.

4.5 Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares (or other securities or property) which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6 Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation's Auditor verifying such calculation. The Warrant Agent shall act and rely, and shall be protected in so doing, upon the certificate of the Corporation or of the Corporation's Auditor and any other document filed by the Corporation pursuant to this Section 4 for all purposes.

4.7 Notice of Special Matters

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders of its intention to fix a record date that is prior to the Expiry Date for the purpose of an event that requires or that may require an adjustment in any of the exercise rights pursuant to any Warrants as provided in this Article 4. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than fourteen (14) days prior to such applicable record date.

4.8 No Action After Notice

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of fourteen (14) days after the giving of the certificate or notices set forth in Sections 4.6 and 4.7.

4.9 Other Actions

In case the Corporation, after the date hereof, shall take any action affecting the Shares other than action described in Section 4.1, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Warrantholders, the number of Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably, in their sole discretion as they may determine to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Shares are listed for trading has been obtained, if required by any such stock exchange.

4.10 Protection of Warrant Agent

Except as provided in Section 9.1, the Warrant Agent shall not:

4.10.1 at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Sections 4.1 and 4.9, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

4.10.2 be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

4.10.3 be responsible for any failure of the Corporation to issue, transfer or deliver Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

4.10.4 incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

5. RIGHTS OF THE CORPORATION AND COVENANTS

5.1 Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase on any stock exchange, in the open market, by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Warrants, the Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be surrendered to and cancelled by the Warrant Agent. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be cancelled and reflected accordingly on the register of Warrants and, if applicable, reflected in accordance with procedures prescribed by the Depository under the Book-Based System. No Warrants shall be issued in replacement thereof.

5.2 General Covenants

The Corporation covenants with the Warrant Agent that so long as any Warrants remain outstanding and may be exercised:

5.2.1 it will reserve and keep available a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue Shares upon the exercise of the Warrants;

5.2.2 it will cause the Shares and the certificates representing the Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

5.2.3 all Shares which shall be issued upon exercise of the right to acquire provided for herein and in the Warrant Certificates, upon payment of the prevailing Exercise Price herein provided for and in the Warrant Certificates, shall be fully paid and non-assessable;

5.2.4 it will use all reasonable commercial efforts to maintain its corporate existence and carry on its business in the ordinary course;

5.2.5 if any of its Shares are listed on a stock exchange, it will use reasonable efforts to ensure that the Shares, and all Shares outstanding or issuable from time to time (including without limitation the Shares issuable on the exercise of the Warrants) are listed and posted for trading on such stock exchange;

5.2.6 it will use all reasonable commercial efforts to make all requisite filings under applicable Canadian securities legislation and stock exchange rules, including (on a reasonable efforts basis) those necessary to remain a reporting issuer not in default in each of the provinces of Canada and those necessary to report the exercise of the right to acquire Shares pursuant to Warrants;

5.2.7 it will provide to Warrantholders copies of all financial statements and other documentation required to be provided by applicable laws to registered holders of Shares as if such Warrantholders were registered shareholders of the Corporation;

5.2.8 it shall not close its transfer books or take any other action which might deprive the Warrantholders of the opportunity of exercising their right of purchase pursuant to the Warrants held by such persons after the giving of the notice required by Section 4.7;

5.2.9 generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture;

5.2.10 it will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Indenture which remains unrectified for more than five days following its occurrence;

5.2.11 if at any time the Registration Statement is not effective, it will give notice in writing to the Warrant Agent forthwith (but, in any event, within one Business Day) after learning that the Registration Statement is not effective; and

5.2.12 it will use reasonable best efforts to maintain the continuous effectiveness of the Registration Statement under the U.S. Securities Act until the Expiry Date or exercise of all Warrants (provided, however, that nothing shall prevent the Corporation's amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issue, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under this Indenture).

5.3 Cannabis-Related Representations, Warranties and Covenants

The Corporation represents and warrants to the Warrant Agent, and covenants with the Warrant Agent that so long as any Warrants remain outstanding and may be exercised, as applicable:

5.3.1 it will engage in marijuana-related activities in Canada only in accordance with the Cannabis Act (Canada) and all other applicable laws in Canada;

5.3.2 it does not and will not invest or engage (directly or indirectly) in any business or activity that is focused on serving the non-medical or medical marijuana market internationally unless and until such time as the production and sale of non-medical and/or medical marijuana, as applicable, becomes legal under the applicable laws in the respective international jurisdiction;

5.3.3 it does not and will not invest or engage (directly or indirectly) in any business or activity that is focused on serving the medical or non-medical marijuana market in the United States unless and until such time as the production and sale of medical and/or non-medical marijuana, as applicable, becomes legal under applicable state and federal laws in the United States.

5.3.4 it does not and will not specifically target or derive (or reasonably expect to derive) revenues or funds from any of the prohibited activities described in items Sections 5.3.2 and 5.3.3, unless and until such time that any such activities become legal under all applicable laws in the United States and/or internationally, as applicable; and

5.3.5 it will provide the Warrant Agent with reasonable prior notice if it decides to engage in any of the activities described in Sections 5.3.2, 5.3.3, and 5.3.4, and it agrees that the Warrant Agent may, in its sole discretion, immediately terminate any contract for services between the Corporation and the Warrant Agent upon receipt of any information relating to the Corporation’s marijuana-related business activities, or as otherwise permitted under any such contract for service.

5.4 Warrant Agent's Remuneration and Expenses

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Warrant Agent and/or the termination of this Indenture.

The Warrant Agent shall have no obligation to take any action under this Indenture so long as any payment remains due to the Warrant Agent for any reasonable fees, expenses and disbursements.

5.5 Securities Qualification Requirements

If, in the opinion of counsel, any instrument is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal, provincial or territorial law of Canada before any Shares which a Warrantholder is entitled to acquire pursuant to the exercise of any Warrant may properly and legally be issued and subscribed for upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action.

5.6 Performance of Covenants by Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture and shall have not rectified such failure within ten (10) Business Days after receiving notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to Section 9.1, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.4. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.7 Enforceability of Warrants

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and countersigned as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Corporation will cause the Shares from time to time acquired pursuant to the Warrants under this Indenture and the certificates representing such Shares to be duly issued and delivered in accordance with the terms of this Indenture.

6. ENFORCEMENT

6.1 Suits by Warrantholders

All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrant Certificates or of this Indenture, or of both, may be enforced by the Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

6.2 Immunity of Shareholders, etc.

The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor corporation on any covenant, agreement, representation or warranty by the Corporation herein or contained in the Warrant Certificates.

6.3 Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.

6.4 Waiver of Default

Upon the happening of any default hereunder:

6.4.1 the Warrantholders may by Extraordinary Resolution by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

6.4.2 the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent reasonable opinion or, in the opinion of counsel acceptable to the Warrant Agent, the same shall have been cured or adequate provision made therefore;

provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

7. MEETINGS OF WARRANTHOLDERS

7.1 Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders' Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing to so convene a meeting within seven (7) days after receipt of such written request of the Corporation or such Warrantholders' Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario or at such other place as may be approved or determined by the Warrant Agent and approved by the Corporation.

7.2 Notice

At least twenty-one (21) days' prior written notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the person or persons designated by such Warrantholders, as the case may be.

7.3 Chairman

An individual (who need not be a Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose some individual present to be chairman.

7.4 Quorum

Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy and entitled to purchase at least twenty-five percent (25%) of the aggregate number of Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrantholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business; provided that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least twenty-five percent (25%) of the aggregate number of Shares which may be acquired pursuant to all then outstanding Warrants.

7.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6 Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7 Poll and Voting

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least five percent (5%) of the aggregate number of Shares which could be acquired pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Share of Common Stock which it is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrantholder. In the case of joint holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them shall be present in person or by proxy, they shall vote together in respect of Warrants of which they are joint registered holders. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8 Regulations

The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

7.8.1 the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

7.8.2 the issue of voting certificates by any bank, trust company or other Depository satisfactory to the Warrant Agent stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

7.8.3 the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

7.8.4 the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

7.8.5 the form of the instrument of proxy and the manner in which the instrument of proxy must be executed; and

7.8.6 generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or their counsel, or proxies of Warrantholders.

7.9 Corporation and Warrant Agent May be Represented

The Corporation and the Warrant Agent, by their respective directors and officers, and the counsel for the Corporation and for the Warrant Agent may attend any meeting of the Warrantholders, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.

7.10 Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power, exercisable from time to time by Extraordinary Resolution:

7.10.1 to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent's prior consent) or on behalf of the Warrantholders against the Corporation whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

7.10.2 to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

7.10.3 to direct or to authorize the Warrant Agent, subject to subsection 9.2.2 hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

7.10.4 to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such Extraordinary Resolution;

7.10.5 to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

7.10.6 to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

7.10.7 to consent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

7.10.8 with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

7.10.9 to consent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11 Meaning of Extraordinary Resolution

7.11.1 The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy at least two (2) Warrantholders entitled to acquire at least twenty-five percent (25%) of the aggregate number of Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to acquire not less than sixty-six and two third percent (66-2/3%) of the aggregate number of Shares which may be acquired pursuant to all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

7.11.2 If, at the meeting at which an Extraordinary Resolution is to be considered, at least two (2) Warrantholders entitled to acquire at least twenty-five percent (25%) of the aggregate number of Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Sections 10.1 and 10.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.11.1 shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders entitled to acquire at least twenty-five percent (25%) of the aggregate number of Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

7.11.3 Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.12 Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13 Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders entitled to acquire at least sixty-six and two-third percent (66 ⅔%) of the aggregate number of Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

7.15 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16 Holdings by Corporation Disregarded

In determining whether Warrantholders holding Warrant Certificates evidencing the entitlement to acquire the required number of Shares are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders' Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded.

8. SUPPLEMENTAL INDENTURES

8.1 Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

8.1.1 setting forth any adjustments resulting from the application of the provisions of Article 4;

8.1.2 adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on an opinion of counsel, prejudicial to the interests of the Warrantholders;

8.1.3 giving effect to any Extraordinary Resolution passed as provided in Article 7;

8.1.4 making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, relying on an opinion of counsel, prejudicial to the interests of the Warrantholders;

8.1.5 adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect, relying on an opinion of counsel, the substance thereof;

8.1.6 with the prior approval of the TSXV, modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, relying on an opinion of counsel, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion, relying on an opinion of counsel, may not afford adequate protection to the Warrant Agent when the same shall become operative; and

8.1.7 for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on an opinion of counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

8.2 Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another company (the "successor corporation"), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

9. CONCERNING THE WARRANT AGENT

9.1 Indenture Legislation

9.1.1 If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

9.1.2 The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2 Rights and Duties of Warrant Agent

9.2.1 In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, liability for its own gross negligent action, willful misconduct, bad faith or fraud under the Indenture.

9.2.2 The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

9.2.3 The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

9.2.4 Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

9.2.5 No duty shall rest with the Warrant Agent to determine compliance of the transferor or transferee with applicable securities laws. The Warrant Agent shall be entitled to assume that all transfers comply with applicable securities laws.

9.2.6 The Warrant Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture, which documentation does not require the exercise of any discretion or independent judgment.

9.3 Evidence, Experts and Advisers

9.3.1 In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

9.3.2 In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

9.3.3 Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

9.3.4 Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate, and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

9.3.5 The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

9.3.6 The Warrant Agent  shall have the right to consult with and obtain advice from legal counsel employed or appointed by it, who may but need not be legal counsel for the  Corporation, or from any expert, in the event of any questions as to any of the provisions hereof or its duties hereunder and it shall incur no liability and it shall be fully protected in acting or not acting in good faith in accordance with any opinion or instruction of such counsel or other expert.  The cost of such services shall be added to and be part of the Warrant Agent's expenses hereunder.

9.4 Documents, Monies, etc. Held by Warrant Agent

Until released in accordance with this Indenture, any funds received hereunder shall be kept in segregated records of the Warrant Agent and the Warrant Agent shall place the funds in segregated trust accounts of the Warrant Agent at one or more of the Canadian Chartered Banks listed in Schedule 1 of the Bank Act (Canada), including The Toronto-Dominion Bank and Bank of Montreal (“Approved Bank”). All amounts held by the Warrant Agent pursuant to this Agreement shall be held by the Warrant Agent for the Corporation and the delivery of the funds to the Warrant Agent shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Warrant Agent pursuant to this Indenture are at the sole risk of the Corporation and, without limiting the generality of the foregoing, the Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any deposit made with an Approved Bank pursuant to this section including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default). The parties hereto acknowledge and agree that the Warrant Agent will have acted prudently in depositing the funds at any Approved Bank, and that the Warrant Agent is not required to make any further inquiries in respect of any such bank. The Warrant Agent may hold cash balances constituting part or all of such monies and need not, invest same; the Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

9.5 Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6 Warrant Agent Not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the duties, obligations, and powers of this Indenture or otherwise in respect of the premises.

9.7 Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed as follows:

9.7.1 the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the certificate of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

9.7.2 nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

9.7.3 the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

9.7.4 the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

9.7.5 the Corporation hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, their current and former officers, directors, employees , agents, successors and assigns (the "Indemnified Parties") from and against any and all liabilities, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, expenses and disbursements, including legal fees and disbursements of whatever kind and nature which may at any time be imposed on, or incurred by or asserted against the Indemnified Parties, or any of them, , whether , at law or in equity , in any way caused by or arising , directly or indirectly, in respect of any act,  deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties' duties, or any other services that Warrant Agent may provide in connection with or in any way relating to this Indenture.  The Corporation agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding;  provided that the Corporation shall not be required to indemnify the Indemnified Parties in the event of the gross negligence or willful misconduct of the Warrant Agent, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture.

9.7.6 The Warrant Agent may act on the opinion or advice obtained from counsel to the Warrant Agent and shall, provided it acts in good faith in reliance thereon, not be responsible for any loss occasioned by doing so nor shall it incur any liability or responsibility for determining in good faith not to act upon such opinion or advice. The Warrant Agent may act and rely, and shall be protected in acting and relying, upon any statement, request, direction or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Warrant Agent may assume for the purposes of this Indenture that any address on the register of the Warrantholders is the holder’s actual address and is also determinative as to residency and that the address of any transferee to whom any Shares are to be registered, as shown on the transfer document is the transferee’s actual address and is also determinative as to residency of the transferee. The Warrant Agent shall have no obligation to ensure that legends appearing on the Warrant Certificates or Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

9.7.7 The Warrant Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver Shares or certificates representing Shares upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in Section 5.2.

9.7.8 Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (i) breach by any other party of securities law or other rule of any securities regulatory authority, (ii) lost profits or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

9.8 Replacement of Warrant Agent; Successor by Merger

9.8.1 The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than ninety (90) days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a justice of the Superior Court of Justice of the Province of Ontario on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this Section 9.8 shall be a corporation authorized to carry on the business of a trust company in each of the provinces of Canada. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Warrant Agent, provided that any resignation or removal of the Warrant Agent and appointment of a successor warrant agent shall not become effective until the successor warrant agent shall have executed an appropriate instrument accepting such appointment- and, at the-request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor trustee all rights and powers of the Warrant Agent hereunder so ceasing to act.

9.8.2 Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.2.

9.8.3 Any corporation into or with which the Warrant Agent may be merged or consolidated, or amalgamated, or to which all or substantially all of its corporate trust business is sold or otherwise transferred, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to the trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 9.8.1.

9.8.4 Any Warrant Certificates Authenticated but not delivered by a predecessor warrant agent may be authenticated by the successor warrant agent in the name of the predecessor or successor warrant agent.

9.8.5 Upon payment by the Corporation to the retiring Warrant Agent of any and all outstanding fees or charges still properly owing to it, the retiring Warrant Agent shall undertake to transfer all requisite files, inventory and other records to the successor warrant agent upon request of the Corporation.

9.9 Conflict of Interest

9.9.1 The Warrant Agent represents to the Corporation that, to the best of its knowledge, at the time of execution and delivery hereof no material conflict of interest exists between its role as a warrant agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor warrant agent approved by the Corporation and meeting the requirements set forth in subsection 9.8.1. Notwithstanding the foregoing provisions of this subsection 9.9.1, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

9.9.2 Subject to subsection 9.9.1, the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

9.10 Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11 Warrant Agent Not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12 Warrant Agent Not Required to Give Notice of Default

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

10. GENERAL

10.1 Notice to the Corporation and the Warrant Agent

10.1.1 Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid, emailed or faxed:

(i) If to the Corporation:

IntelGenx Technologies Corp.

6420 Abrams

Ville St-Laurent, Québec

H4S 1Y2

Attention:  Corporate Secretary

Email: ingrid@intelgenx.com

Fax: (514) 331-0436

(ii) If to the Warrant Agent:

TSX Trust Company

100 Adelaide Street West, Suite 301
Toronto, Ontario
M5H 4H1

Attention: Vice President, Corporate Trust Services
Email: tmxestaff-corporatetrust@tmx.com
Fax:  (416) 361-0470

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth (5th) Business Day following the date of the postmark on such notice or, if faxed or transmitted by other electronic means, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

10.1.2 The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

10.1.3 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 10.1.1, by email, fax or other means of prepaid, transmitted and recorded communication.

10.2 Notice to Warrantholders

10.2.1 Unless otherwise provided herein, notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice. In the event that Warrants are held in the name of the Depository, a copy of such notice may be sent by electronic communication to the Depository and shall be deemed received on the next Business Day following the date of transmission, provided that its contents are transmitted and received completely and accurately.

10.2.2 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if such notice is published once in the National Edition of The Globe and Mail or, if the National Edition of The Globe and Mail is not being generally circulated, in The National Post, and, if the National Edition of The Globe and Mail (or The National Post if the notice is published therein) is not circulated in the city where the Warrant Agency is situated, in an English language daily newspaper of general circulation in such city; provided that in the case of a notice convening a meeting of Warrantholders, the Warrant Agent may require such additional publications of such notice, in the same or another city or both as it may deem necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirements of law or of any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in the National Edition of The Globe and Mail or The National Post, as the case may be, and in all of the cities in which such publication was required (or first published in all such cities if more than one publication in any such city is required). In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

10.2.3 Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

10.3 Ownership of Warrants

The Corporation and the Warrant Agent may deem and treat the registered owner of any Warrants as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by its Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Warrants and all persons may act accordingly. The receipt of any such Warrantholder for the Shares which may be acquired pursuant thereto, or the receipt of the amount payable to such Warrantholder upon the exercise of the repurchase right referred to in Section 5.1 shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4 Evidence of Ownership

10.4.1 Upon receipt of a certificate of any bank, trust company or other Depository satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other Depository and will remain so deposited until the expiry of the period specified therein, the Corporation and the Warrant Agent may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

10.4.2 The Corporation and the Warrant Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person (i) the signature of any officer of any bank, trust company, or other Depository satisfactory to the Warrant Agent as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, (iii) a statutory declaration of a witness of such execution, or (iv) any other documentation satisfactory to the Corporation and the Warrant Agent.

10.5 Counterparts and Electronic Copies

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Each of the parties hereto shall be entitled to rely on delivery of a facsimile or PDF copy of this Indenture and acceptance by each such party of any such facsimile or PDF copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

10.6 Satisfaction and Discharge of Indenture

Upon the earlier of:

(i) the date by which there shall have been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates contemplated to be authenticated hereunder; or

(ii) the Expiry Time;

and if all certificates or other entry on the register representing Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions and if all payments required to be made in accordance with such provisions have been made, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

10.7 Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

10.8 Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

10.8.1 the names (other than the name of the Corporation) of the registered holders of Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

10.8.2 the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation;

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

10.9 Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder's funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any such underlying shares on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Corporation by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

10.10 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 10.10.

10.11 Anti-Money Laundering and Anti-Terrorist Legislation

10.11.1 The Corporation hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Indenture, for or to the credit of the Corporation, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent's prescribed form as to the particulars of such third party.

10.11.2 The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Warrant Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation, provided that (i) the Warrant Agent's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Warrant Agent's satisfaction within such 10 day period, then such resignation shall not be effective.

10.12 Compliance with Privacy Code

The Corporation acknowledges that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

10.12.1 to provide the services required under this Indenture and other services that may be requested from time to time;

10.12.2 to help the Warrant Agent manage its servicing relationships with such individuals;

10.12.3 to meet the Warrant Agent's legal and regulatory requirements; and

10.12.4 if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

The Corporation acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy policy, which the Warrant Agent shall make available on its website, www.tsxtrust.com, or upon request, including revisions thereto. The Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Further, the Corporation agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

(Signatures on following page)

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Name:	Horst G. Zerbe
Title:	CEO

TSX TRUST COMPANY

By:	/s/ Janet Shodipo
Name:	Janet Shodipo
Title:	Corporate Trust Officer

By:	/s/ Brett Higgs
Name:	Brett Higgs
Title:	Corporate Trust Officer

SCHEDULE A

FORM OF WARRANT CERTIFICATE

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO INTELGENX TECHNOLOGIES CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE."

Certificate No.: _________No. of Warrants: __________

CUSIP: 45822R119

ISIN: US45822R1196

WARRANTS
Exercisable to Acquire
Shares
of
IntelGenx Technologies Corp.
(Incorporated under the laws of Delaware)

THIS IS TO CERTIFY THAT, for value received, ● (the "Holder") is the registered holder of the number of Warrants of IntelGenx Technologies Corp. (the "Corporation") specified above and, for each Warrant held, is thereby entitled to be issued, subject to adjustment and except as otherwise described herein, one fully paid and non-assessable share of common stock of the Corporation (each, a "Common Share") and subject to the limitation referred to below by surrendering to TSX Trust Company (the "Warrant Agent") at its principal transfer offices in Toronto, Ontario during the exercise period hereinafter referred to, a certified cheque or bank draft made payable to the Corporation in the amount of the Exercise Price as hereinafter determined in respect of each Common Share to be issued, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed, provided notice is also sent to the Corporation by delivering to it a copy of such documents.

Capitalized terms which are not otherwise defined herein shall have the same meaning as in the Warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated February 11, 2020 between the Corporation and the Warrant Agent.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of the Corporation and of the Warrant Agent in respect thereof and of the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Warrant Indenture and the terms of this Warrant Certificate, the terms of the Warrant Indenture shall prevail. The Corporation will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

The Warrants evidenced by this Warrant Certificate may be exercised by the holder (including, if applicable, any agent under any power of attorney granted by such holder) at any time until 5:00 pm (Toronto Time) on February 11, 2023 (the "Expiry Time").

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Shares thereby issued to him upon delivery of a certified cheque or bank draft payable to the Corporation in respect of each Common Share to be issued in the amount of $0.75 the "Exercise Price"), this Warrant Certificate and a duly completed notice of exercise as set out in Appendix  1" thereto to the Warrant Agent at its principal offices in Toronto, Ontario. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

The Corporation will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, such right may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Shares, the number of Shares which such Warrantholder is entitled to receive shall be rounded down to the prior whole number, as applicable.

The Warrant Indenture provides for adjustments to the number of Shares issuable and to the Exercise Price in certain events set forth therein.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.

On presentation at the principal offices of the Warrant Agent in Toronto Ontario, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

The Warrants evidenced by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal offices of the Warrant Agent in Toronto, Ontario by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly noted on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require the Corporation to qualify the Shares for distribution in any jurisdiction other than the Qualifying Jurisdictions.

No Shares will be issued pursuant to any exercise of any Warrant if the issue of such security would constitute a violation of the securities laws of any applicable jurisdiction.

The Warrants evidenced hereby shall not be exercised by any person during any time that no registration statement under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), registering the Common Shares issuable upon the exercise of the Warrants evidenced hereby is effective, unless an exemption from the registration requirements of the U.S. Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation.

The holding of this Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been authenticated by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED PRIOR TO 5:00 P.M. (TORONTO TIME) ON OR BEFORE FEBRUARY 11, 2023, IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT INDENTURE.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its officer or other individual duly authorized in that behalf as of ●.

By:	INTELGENX TECHNOLOGIES CORP.
Name:
Title:

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

Countersigned and Registered by:

By:	TSX TRUST COMPANY
Authorized Signatory

APPENDIX 1

NOTICE OF EXERCISE

To: INTELGENX TECHNOLOGIES CORP.

And To:
TSX Trust Company, as Warrant Agent
301 - 100 Adelaide St W
Toronto, ON M5H 4H1
Attention: Corporate Actions

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to acquire ____________ (A) Shares of IntelGenx Technologies Corp. (or such other securities or property to which such exercise entitles such holder in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture.

Exercise Price Payable:  _____________________________________________________

((A) multiplied by $0.75, subject to adjustment)

If the Common Shares issuable upon the exercise of the Warrants are not registered under the U.S. Securities Act, the undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. [   ] that (i) at the time of exercise of this Warrant the undersigned is not within the United States; (ii) the undersigned is not exercising this Warrant for the account or benefit of a U.S. Person or person in the United States, and (iii) the delivery of the underlying Common Shares will not be to an address in the United States; or

B. [   ] that the undersigned is tendering with this notice of exercise form a written opinion of counsel satisfactory to the Corporation to the effect that the securities to be delivered upon exercise of this Warrant are exempt from such registration requirements.

"United States" and "U.S. person" are as defined by Regulation S under the U.S. Securities Act.

The undersigned holder understands that unless the Common Shares issuable upon the exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, the certificate representing the Common Shares issued upon exercise of this Warrant will bear the following restrictive legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS".

The undersigned hereby irrevocably directs that the said Shares be issued, registered and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares and Number of Warrants (# and #)

(Please print full name in which certificates for Shares are to be issued. If any shares are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this ____ day of___________, ______

Witness

____________________________ _______________________________
Signature of Registered Holder

____________________________ _______________________________
Name of Registered Holder

Note:  The name of the Registered Holder on this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Notice of Exercise is attached.

[   ]  Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

Certificates will be delivered or mailed as soon as practicable after the due surrender of the Warrant Certificate to which this Appendix is attached.

APPENDIX 2

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

Name: _____________________________________

Address: _____________________________________

(such person, the "Transferee") ________________________ Warrants of IntelGenx Technologies Corp. (the "Corporation") represented by the attached Warrant Certificate and does hereby appoint _________________________ as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

DATED this ____ day of___________, ________

________________________________ _______________________________
Witness Signature of Transferor

Signature of Transferor must be Medallion guaranteed _______________________________
Name of Transferor

Note: The name of the Transferor on this Form of Transfer must be the same as the name appearing on the face page of the Warrant Certificate to which this Form of Transfer is attached.